SECURITIES AND EXCHANGE COMMISSION
ITEM 9. Regulation FD Disclosure.
Accounting Change in 2001 and Special Items in 2000
Iron Ore Operations
Ferrous Metallics Operations
Liquidity
Outlook
STATEMENT OF CONSOLIDATED OPERATIONS
STATEMENT OF CONSOLIDATED CASH FLOWS
STATEMENT OF CONSOLIDATED FINANCIAL POSITION
SIGNATURE

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 30, 2002

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on January 30, 2002 as

CLEVELAND-CLIFFS REPORTS
RESULTS FOR 2001

     Cleveland, OH — January 30, 2002 — Cleveland-Cliffs Inc (NYSE:CLF) today reported a fourth quarter net loss of $5.8 million, or $.58 per diluted share. In the fourth quarter of 2000, Cliffs recorded net income of $4.3 million, or $.42 per diluted share.

     For the year 2001, the Company reported a net loss of $22.9 million, or $2.27 per diluted share. Prior to the cumulative effect of a change in the accounting for pensions, the net loss was $32.2 million, or $3.19 per diluted share. In 2000, Cliffs recorded net income of $18.1 million, or $1.73 per diluted share.

     Following is a summary of results:

	(In Millions, Except Per Share)

	Fourth Quarter		Year

	2001	2000	2001	2000

Net Income (Loss) Before Special Items and Cumulative Effect of Accounting Change	$(5.8)	$(.4)	$(32.2)	$10.1

Special Items	—	4.7	—	8.0

Net Income (Loss) Before Cumulative Effect of Accounting Change:

Amount	(5.8)	4.3	(32.2)	18.1

Per Share	(.58)	.42	(3.19)	1.73

Cumulative Effect on Prior Years of Accounting Change:

Amount	—	—	9.3	—

Per Share	—	—	.92	—

Net Income (Loss):

Amount	(5.8)	4.3	(22.9)	18.1

Per Share	(.58)	.42	(2.27)	1.73

     The lower results in 2001 were primarily due to the Company’s decision to curtail production to match lower sales volume and control inventory, along with higher fixed operating costs. Iron ore pellet sales in the fourth quarter of 2001 were 2.7 million tons compared with 2.6 million tons in 2000. Sales for the year were 8.4 million tons in 2001 versus 10.4 million tons in 2000. Fixed costs related to 2001 production curtailments, which are included in cost of goods sold and operating expenses, were approximately $13 million in the fourth quarter and $48 million for the year. Higher employee benefit costs also contributed to the increase in fixed operating costs. An increased loss from Cliffs and Associates Limited (CAL) and higher interest expense also contributed to the lower results.

     Fourth quarter and full year 2001 results benefited from gains on the sale of non-strategic assets and a decrease in administrative expenses. Reductions in corporate and operating headcount in 2001 resulted in pre-tax restructuring charges of $2.0 million in the fourth quarter and $4.8 million for the full year.

Accounting Change in 2001 and Special Items in 2000

     In 2001, Cliffs changed its method of accounting for investment gains and losses on pension assets for the calculation of net periodic pension cost. This method of accounting, which is consistent with the practices of many other companies with significant pension assets, will result in improved reporting as the method more closely reflects the fair value of its pension assets at the date of reporting. The cumulative effect of the accounting change on prior years results was a $14.3 million pre-tax credit to income ($9.3 million after-tax). This credit was retroactively recognized as of January 1, 2001. The accounting change reduced 2001 pension expense by $.1 million.

     Special items in 2000 included an after-tax recovery on a business interruption insurance claim of $9.9 million, an after-tax charge to recognize the decrease in the market value of LTV Corporation shares then owned by the Company of $7.1 million ($.5 million in the fourth quarter), and a favorable fourth quarter tax adjustment of $5.2 million pertaining to prior years.

Iron Ore Operations

     Iron ore pellet production at Cliffs-managed mines was 5.6 million tons in the fourth quarter of 2001 versus 9.8 million tons in 2000. Full year production was 25.4 million tons compared to 41.0 million tons in 2000. The decrease in fourth quarter and full year production in 2001 was principally due to the permanent closure of LTV Steel Mining Company at the beginning of 2001 and production curtailments at other mines. Cliffs’ share of production in the fourth quarter was 1.0 million tons versus 3.0 million tons in 2000, and full year production was 7.8 million tons versus 11.8 million tons in 2000. At the end of December, Cliffs had 3.0 million tons of pellets in inventory compared to 3.3 million tons at December 31, 2000.

     Following is a summary of production tonnages by mine for the year 2001 and 2000:

			(Gross Tons in Millions)

		Total		Cliffs' Share

		2001	2000	2001	2000

Empire		5.7	7.6	1.7	1.8

Hibbing		6.1	8.2	.2	1.2

LTV Steel Mining		—	7.8	—	—

Northshore		2.8	4.3	2.8	4.3

Tilden		6.4	7.2	2.2	3.1

Wabush		4.4	5.9	.9	1.4

	Total	25.4	41.0	7.8	11.8

     Production levels for 2002 continue to be under review; however, the Tilden Mine in Michigan is the only mine currently scheduled to operate near capacity. The Empire Mine remains on idle status pending a decision by the two owners, Ispat Inland and Cliffs. Total production at the mines in 2002 is currently expected to approximate the 25.4 million tons produced in 2001.

Ferrous Metallics Operations

     A $24.4 million pre-tax loss from CAL in 2001, or $19.3 million net of the minority interest, reflected start-up expenses in the first half of the year and weak product pricing. In December, 2001, following several months of steadily improving operations, the owners of CAL decided to suspend operations until market fundamentals improve. Holding costs are being reduced to the absolute minimum while protecting the assets and retaining a highly skilled core workforce. Cliffs’ share of idle costs, before depreciation, on an annualized basis are expected to be less than $6 million.

Liquidity

     At December 31, 2001, Cliffs had cash and cash equivalents of $183.8 million, with $100 million borrowed under the Company’s unsecured revolving credit facility. The $100 million revolving credit facility expires in May 2003. The Company’s $70 million of senior unsecured notes are due in December 2005.

Outlook

     John S. Brinzo, Cliffs’ Chairman and Chief Executive Officer, said, “Pending resolution of certain final terms, we expect to complete the acquisition of a 45 percent ownership interest in the Tilden Mine from Algoma Steel, and execute a new sales agreement with Algoma that would make Cliffs’ the sole supplier of iron ore pellets purchased by Algoma for the next fifteen years. This transaction is a major step in Cliffs’ plan to consolidate North American iron ore interests.

     With the Algoma contract, we would expect pellet sales in 2002 to be 11.5 to 12.0 million tons, including the sale of about 3 million tons to Algoma. This sales forecast would represent about 70 percent of our production capacity.

     Cliffs is taking decisive actions to reduce its cost structure, strengthen its competitiveness and ensure that the Company remains well positioned during this period. Every segment of our organization has been challenged to ensure that it is as cost efficient as possible. We continue to be proactive in pursuing business opportunities that have been created by the adversities in our business, and these efforts will be our highest priority in 2002. We intend to be relentless in pursuing the goals and objectives that will allow Cliffs to successfully meet its challenges and take advantage of the opportunities that are ahead in 2002 and beyond.”

* * * * * * * * * * * * * * *

     Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in five iron ore mines in Michigan, Minnesota and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

     Actual results may differ materially from such statements for a variety of factors; such as: demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, electric furnace production or imports of semi-finished steel or pig iron; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code; changes in imports of steel, iron ore, or ferrous metallic products; changes in the market price of hot-briquetted-iron (HBI) and expected idle costs of Cliffs and Associates Limited; events or circumstances that could impair or adversely impact the viability of a mine or other operation and the carrying value of associated assets; and changes in domestic or international economic and political conditions.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2000 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ web site. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

     Cliffs will host a conference call on year 2001 results tomorrow, January 31, at 10:00 a.m. EST. The call will be broadcast live on Cliffs’ website at http://www.cleveland-cliffs.com. A replay of the call will be available on the website for 30 days. In early February, Cliffs will file its 2001 annual 10-K Report with the Securities and Exchange Commission. For a more complete discussion of operations and financial position, please refer to the 10-K Report.

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED OPERATIONS

	Fourth Quarter		Year

(In Millions, Except Per Share Amounts)	2001	2000	2001	2000

REVENUES

Product sales and services
Iron ore	$106.2	$99.2	$319.3	$379.4

Hot briquetted iron	2.5		11.1

	108.7	99.2	330.4	379.4

Royalties and management fees	12.1	11.1	43.2	50.7

Total Operating Revenues	120.8	110.3	373.6	430.1

Insurance recovery			.4	15.3

Interest income	1.0	.8	3.8	2.9

Other income	1.8	2.7	9.8	6.7

TOTAL REVENUES	123.6	113.8	387.6	455.0

COSTS AND EXPENSES

Cost of goods sold and operating expenses

Iron ore	115.4	100.0	372.1	380.2

Hot briquetted iron	8.7		29.7

	124.1	100.0	401.8	380.2

Administrative, selling and general expenses	3.3	4.5	15.2	18.7

Pre-operating loss of Cliffs and Associates Limited		4.0	5.8	13.7

Interest expense	1.9	1.2	9.3	4.9

Loss on common stock investment		.7		10.9

Other expenses	4.3	5.3	9.1	10.4

TOTAL COSTS AND EXPENSES	133.6	115.7	441.2	438.8

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(10.0)	(1.9)	(53.6)	16.2

INCOME TAXES (CREDIT)	(2.9)	(5.8)	(16.3)	(1.5)

INCOME (LOSS) BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(7.1)	3.9	(37.3)	17.7

MINORITY INTEREST	1.3	.4	5.1	.4

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(5.8)	4.3	(32.2)	18.1

CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF $5.0 TAX			9.3

NET INCOME (LOSS)	$(5.8)	$4.3	$(22.9)	$18.1

NET INCOME (LOSS) PER COMMON SHARE — BASIC

Before cumulative effect of accounting change	$(.58)	$.43	$(3.19)	$1.74

Cumulative effect of accounting change — net of tax			.92

NET INCOME (LOSS)	$(.58)	$.43	$(2.27)	$1.74

NET INCOME (LOSS) PER COMMON SHARE — DILUTED

Before cumulative effect of accounting change	$(.58)	$.42	$(3.19)	$1.73

Cumulative effect of accounting change — net of tax			.92

NET INCOME (LOSS)	$(.58)	$.42	$(2.27)	$1.73

AVERAGE NUMBER OF SHARES Basic	10.1	10.1	10.1	10.4

Diluted	10.1	10.1	10.1	10.4

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED CASH FLOWS

	Fourth Quarter		Year

(In Millions, Brackets Indicate Cash Decrease)	2001	2000	2001	2000

OPERATING ACTIVITIES

Net income (loss)	$(5.8)	$4.3	$(22.9)	$18.1

Depreciation and amortization:

Consolidated	3.9	3.3	15.4	12.9

Share of associated companies	2.6	3.3	10.8	12.7

Cumulative effect of accounting change - net of $5.0 tax			(9.3)

Deferred income taxes	(6.6)	13.7	(12.8)	9.6

Gain on sale of assets	(.5)	(.7)	(5.6)	(.7)

Tax credit		(5.2)		(5.2)

Minority interest in Cliffs and Associates Limited	(1.3)	(.4)	(5.1)	(.4)

Equity loss in Cliffs and Associates Limited		4.0		13.7

Loss on common stock investment		.7		10.9

Other	1.2	2.8	3.8	5.0

Total before changes in operating assets and liabilities	(6.5)	25.8	(25.7)	76.6

Changes in operating assets and liabilities	45.3	(24.1)	32.5	(48.9)

Net cash from operating activities	38.8	1.7	6.8	27.7

INVESTING ACTIVITIES

Purchase of property, plant and equipment:

Consolidated:

Cliffs and Associates Limited		(5.1)	(6.0)	(5.1)

Other	(.6)	(7.3)	(3.2)	(12.7)

Share of associated companies	(1.9)	(1.5)	(4.0)	(5.6)

Equity investment and advances in Cliffs and Associates Limited		(2.5)		(13.8)

Purchase of additional interest in Cliffs and Associates Limited		(1.7)		(1.7)

Proceeds from sale of assets	.5	.4	11.0	.9

Other	(3.3)	(.3)	(3.7)	(.3)

Net cash (used by) investing activities	(5.3)	(18.0)	(5.9)	(38.3)

FINANCING ACTIVITIES

Dividends	(1.0)	(3.8)	(4.1)	(15.7)

Repurchases of Common Shares		(3.8)		(15.6)

Borrowings under revolving credit facility			100.0

Proceeds from LTV Steel Mining Company transaction	50.0		50.0

Contributions to Cliffs and Associates Limited of minority shareholder	.1	4.2	7.1	4.2

Net cash from (used by) financing activities	49.1	(3.4)	153.0	(27.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$82.6	$(19.7)	$153.9	$(37.7)

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED FINANCIAL POSITION

	(In Millions)

	Dec. 31,	Sept. 30,	Dec. 31,
	2001	2001	2000

	ASSETS

CURRENT ASSETS

Cash and cash equivalents	$183.8	$101.2	$29.9

Trade accounts receivable — net	19.9	28.3	46.3

Receivables from associated companies	12.1	14.1	18.5

Inventories

Product	84.8	127.8	90.8

Supplies and other	29.0	22.8	22.4

Other	33.1	35.4	40.1

TOTAL CURRENT ASSETS	362.7	329.6	248.0

PROPERTIES — NET	260.3	264.3	272.7

INVESTMENTS IN ASSOCIATED COMPANIES	135.0	134.9	138.4

OTHER ASSETS	67.0	66.5	68.7

TOTAL ASSETS	$825.0	$795.3	$727.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Borrowings under revolving credit facility	$100.0	$100.0	$

Accounts payable and accrued expenses	89.8	93.3	102.2

TOTAL CURRENT LIABILITIES	189.8	193.3	102.2

LONG-TERM DEBT	70.0	70.0	70.0

POSTEMPLOYMENT BENEFIT LIABILITIES	69.2	65.6	71.7

ENVIRONMENTAL AND CLOSURE OBLIGATIONS	59.2	16.9	16.4

OTHER LIABILITIES	36.7	40.5	41.6

TOTAL LIABILITIES	424.9	386.3	301.9

MINORITY INTEREST IN CLIFFS AND ASSOCIATES LIMITED	25.9	27.1	23.9

SHAREHOLDERS’ EQUITY	374.2	381.9	402.0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$825.0	$795.3	$727.8

Unaudited Financial Statements

     In management’s opinion, the unaudited financial statements present fairly the Company’s financial position and results. All supplementary information required by generally accepted accounting principles for complete financial statements has not been included. For further information, please refer to the Company’s latest Annual Report.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ C. B. Bezik

Name: C. B. Bezik Title: Senior Vice President-Finance

Dated:   January 31, 2002